SECOND ADDENDUM TO LEASE
     This is an addendum to the Lease entered into on November 16, 1993, and amended by that Addendum to Lease dated June 22, 1994 (hereinafter, the "Amended Lease") between Roger Allen Johnson, Jr., and Charles Bryant Johnson (hereinafter collectively referred to as "Landlord") and Magnolia Lady, Inc., a Mississippi corporation (hereinafter referred to as "Tenant"). This Second Addendum to Lease is intended to modify the provisions of the Amended Lease requiring construction of a second casino on the Leased Property south of Highway 49 to permit construction of the second casino on the Leased Property required by the provisions of the Amended Lease north of Highway 49, to increase the amount which must be paid by Tenant as a penalty if the second casino is not operational by a date certain, to provide for the penalty to be paid by the Tenant if either casino is not suitably equipped, and to authorize the Tenant to construct an R V park and related amenities, all other provisions of the Amended Lease not specifically changed by this Second Addendum to Lease shall remain in full force and effect.


                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

          Subsection 6.04 is amended to read as follows:

6.04     (a)     Tenant covenants and agrees to construct, obtain a license from the Mississippi Gaming Commission for and place in operation a second gaming casino with a minimum of 30,000 square feet of actual gaming space on the Leased Property on or before July 1, 1996. "Actual gaming space" shall be defined as the total floor space in which gaming is legally conducted under the terms of the Mississippi Gaming Control Act and the gaming license issued to the Tenant by the Mississippi Gaming Commission in respect to the second casino. Notwithstanding anything to the contrary herein contained "actual gaming space" as that term is used herein shall not include other ancillary facilities such as restaurants, offices, hotel lobbies or rooms, or hallways leading from the gaming casino to such ancillary facilities. Tenant covenants and agrees to equip the second casino during the term of this lease with gaming devices, table games, cashier cages and change booths, players club facilities, bars and entertainment facilities are customary in the gaming industry as conducted in the State of Mississippi.

(b) Tenant convenants and agrees that it will not during the term of this lease without prior written consent of the Landlord, reduce the number of gaming devices or table games in the existing casino by more than 25% from the level existing on the date of execution of this agreement. Landlord and Tenant acknowledge and agree that upon the date of execution of this agreement the existing casino contains 846 gaming devices and 31 table games. Default by Tenant in respect to either this covenant or its covenant in Paragraph (a) of this subsection to equip the second casino with gaming devices and table games as is customary in the gaming industry as conducted in the State of Mississippi shall reinstate the obligation of the Tenant to pay the Landlord the monthly penalty of $200,000.00 per month as set forth in paragraph (c) below, which penalty will thereafter continue to be paid until the default under this covenant or Tenant's covenant under the Paragraph (a) of this subsection to which reference is made is cured. Said penalty shall be prorated on a daily basis for a partial month.

(c) Tenant acknowledge that it has paid to Landlord a penalty in the amount of $150,000.00 per month beginning July 1, 1995, because Tenant failed to open a second gaming casino having a minimum of 30,000 square feet located on the Leased Property on Parcel C south of Highway 49 on or before July 1, 1995, pursuant to Section 6.04 of the Addendum to Lease dated June 22, 1994. Tenant agrees to continue to pay to Landlord without interruption the penalty in the amount of $150,000.00 per month until the earlier of 1) the opening of the second casino or 2) July 1, 1996. If the Tenant does not open casino for operation by July 1, 1996, Tenant agrees to pay to Landlord a penalty in the amount of two hundred thousand dollars ($200,000.00) per month beginning July 1, 1996, and continuing until the second casino is open for operation. Once the second casino is open for operation, the permanent cessation or termination of operation [as defined in Subsection 15.01 (h)] of either casino located upon the Leased Property shall at the option of the Tenant either 1) automatically terminate this lease as to Parcels B and C only, notwithstanding the provisions of Subsection 15.01 (h) or 2) reinstate the obligation of the Tenant to pay the Landlord the monthly penalty of $200,000.00 per month, which penalty will thereafter continue to be paid until a like casino again begins operation.

(d) Landlord hereby authorizes Tenant to construct a recreational vehicle ("R.V.") park on the leased Property, including washrooms, laundry facilities, and such other amenities which are ordinarily found in first-class R.V. parks.

(e) Nothing contained in this Second Addendum to Lease shall be constructed as a waiver of any rights or claims which either party may have against the other arising under any provision of the Amended Lease as it existed prior to the execution of this agreement, including, but not limited to any rights or claims arising under Subsection 6.04 as the same was contained in the Addendum to Lease dated June 22, 1994, and the rights of each party to pursue claims arising as a result of the purported default in the terms and conditions of Subsection 6.04 existing prior to the execution and delivery of this Second Addendum to Lease. Each party shall have a full and absolute right to pursue such claims as if this Second Addendum to Lease had never been executed and delivered.


                                   SECTION 20

                               MEMORANDUM OF LEASE

     This Second Lease shall not be recorded. The parties will execute and record a memorandum of this Second Addendum to lease within ten (10) days of its execution.

IN WITNESS WHEREOF, the parties hereto have executed this Second Addendum to Lease effective this 17th day of October, 1995.
                      ----

LANDLORD:                              TENANT:

/s/ Roger Allen Johnson, Jr         MAGNOLIA LADY,
INC
Roger Allen Johnson, Jr.


  /s/ Charles Bryant Johnson
By:   /s/ Andrew H. Tompkins
Charles Bryant Johnson
Andrew H. Tompkins







                                 ACKNOWLEDGMENT



STATE OF MISSISSIPPI
COUNTY OF COAHOMA

     Personally appeared before me, the undersigned authority in and for the said county and state on this the 7th day of October, 1995 within any
                                  ---        -------
jurisdiction, the within named Roger Allen Johnson Jr., who acknowledged that he executed the above and forgoing instrument.

                                   /s/ Gwendolyn Paige Johnson
                                   Notary Public
My Commission Expires:
  May 4, 1998


STATE OF MISSISSIPPI
COUNTY OF COAHOMA

     Personally appeared before me, the undersigned authority in and for the said county and state on this the 7th day of October , 1995 within any
                                  ---        -------
jurisdiction, the within named Charles Bryant Johnson, who acknowledged that he executed the above and forgoing instrument.

                                     /s/ Gwendolyn Paige Johnson
                                   Notary Public
My Commission Expires:
   May 4, 1998








STATE OF NEVADA
COUNTY OF CLARKE

     Personally appeared before me, the undersigned authority in and for the said county and state on this the 17th day of October, 1995 within any
                                  ----        --------
jurisdiction, the within named Andrew H. Tompkins, who acknowledged that he is President of Magnolia Lady, Inc., a Mississippi corporation, and that for and on behalf of the said corporation, and is its act and deed he executed the above and foregoing instrument, after first having been duly authorized by the said corporation so to do.

                                      /s/ Dayle Annette Patronik
                                   Notary Public
My Commission Expires:
    November 30, 1997